Veneto Holdings, LLC

Consolidated Financial Statements as of and for the Years Ended December 31, 2017 and 2016, and

Report of Independent Auditors

1

VENETO HOLDINGS, LLC

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT AUDITORS	3
CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017 and 2016:
Balance Sheets	4
Statements of Income	5
Statements of Changes in Equity	6
Statements of Cash Flows	7
Notes to Consolidated Financial Statements	8–23

SUPPLEMENTAL SCHEDULES - CONSOLIDATING STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2017:
Consolidating Balance Sheet	24
Consolidating Statement of Income	25

2

REPORT OF INDEPENDENT AUDITORS RE

To the Audit Committee of

Veneto Holdings, LLC

We have audited the accompanying consolidated financial statements of Veneto Holdings, LLC and subsidiaries which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of income, changes in equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and A disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Veneto Holdings, LLC and subsidiaries as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in conformity with GAAP.

Other Matter

The combined financial statements of Medoc Health Services and Affiliates (now the consolidated financial statements of Veneto Holdings, LLC) as of December 31, 2016, were audited by other auditors whose report dated December 18, 2017, expressed an unmodified opinion on those statements.

Other Financial Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The Consolidating Balance Sheet and Statement of Income, which is the responsibility of management, is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the consolidated financial statements, and, accordingly, we do not express an opinion or provide any assurance on them.

/s/ Whitley Penn LLP

Dallas, Texas

June 28, 2018

3

VENETO HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

Dollars in thousands

	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,748	$15,996
Restricted cash	350	350
Accounts receivable, net	7,996	8,060
Inventories, net	1,561	3,210
Prepaid expenses and other	5,001	374
Total current assets	29,656	27,990

LONG-TERM ASSETS:
Property and equipment, net	3,007	2,532
Goodwill, net	6,079	10,552
Notes receivable from related parties	499	1,707
Other assets, net	788	309
Total long-term assets	10,373	15,100
TOTAL ASSETS	$40,029	$43,090

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,636	$2,163
Accrued expenses	3,476	2,978
Other current liabilities	18	8
Total current liabilities	8,130	5,149

LONG-TERM LIABILITIES:
Notes payable	8,512	—
Due to related parties	462	3,299
Equipment lease financing	43	136
Contingent consideration	728	1,888
Deferred rent	1,049	790
Total long-term liabilities	10,794	6,113

COMMITMENTS AND CONTINGENCIES
NONCONTROLLING INTERESTS	709	814
MEMBERS’ EQUITY	20,396	31,014
TOTAL LIABILITIES AND EQUITY	$40,029	$43,090

The accompanying notes are an integral part of these consolidated financial statements.

4

VENETO HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016
Dollars in thousands

	2017	2016
REVENUE, NET	$106,893	$97,655
COST OF GOODS SOLD	59,360	37,440
GROSS PROFIT	47,533	60,215
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	36,830	27,600
OPERATING INCOME	10,703	3 2,615
INTEREST EXPENSE (INCOME), NET	3 04	(114)
OTHER LOSS (GAIN)	142	(813)
OTHER EXPENSE (INCOME), NET	(1,512)	1,873
NET INCOME	11,769	3 1,669
LESS NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	8,379	10,367
NET INCOME ATTRIBUTABLE TO VENETO HOLDINGS, LLC	$3,390	$21,302

The accompanying notes are an integral part of these consolidated financial statements.

5

VENETO HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Dollars in thousands

	Members' Equity	Noncontrolling interests	Total Equity
BALANCE—January 1, 2016	$23,806	$3,861	$27,667
Net income	21,302	10,367	31,669
Contributions from members	250	—	250
Distributions to members	(14,344)	—	(14,344)
Contributions from noncontrolling interests	—	1,677	1,677
Distributions to noncontrolling interests	—	(15,091)	(15,091)
BALANCE—December 31, 2016	31,014	814	31,828
Net income	3,390	8,379	11,769
Contributions from members	2,100	—	2,100
Distributions to members	(16,108)	—	-16,108
Contributions from noncontrolling interests	—	247	247
Distributions to noncontrolling interests	—	(8,731)	(8,731)
BALANCE—December 31, 2017	$20,396	$709	$21,105

The accompanying notes are an integral part of these consolidated financial statements.

6

VENETO HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Dollars in thousands

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,769	$31,669

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,605	5,580
Gain on acquisition	—	(870)
Loss on disposition of assets	126	22
Bad debt expense	1,069	3,993
Noncash interest expense expense	28	—
Inventory obsolescence reserve	80	220
Deferred rent	258	781
Contingent consideration valuation adjustment	(872)	(580)
Decrease (increase) in accounts receivable	420	(3,561)
Decrease (increase) in inventories	1,588	(3,276)
Decrease (increase) in prepaid expenses and other	(4,646)	1,623
Increase in accounts payable	2,383	1,118
Increase in accrued liabilities	641	298
Increase in other current liabilities	360	3,307
Other	9	(122)
Net cash provided by operating activities	19,818	40,202

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition—net of cash acquired	(1,538)	(236)
Capital expenditures	(1,166)	(2,819)
Loan to contract pharmacy	—	(130)
Loan to third party - Ayass	(1,695)	—
Loan to related party	—	(1,324)
Payments received on note receivable from third party - Ayass	365	—
Proceeds from property damage insurance	—	445
Net cash used in investing activities	(4,034)	(4,064)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	8,560	149
Payment of loan origination fees	(76)	—
Payments on notes payable	(91)	(2,926)
Payments of contingent consideration	(625)	(272)
Distributions to members	(16,108)	(14,185)
Distributions to noncontrolling interests	(8,939)	(14,089)
Contributions from members	—	250
Contributions from noncontrolling interests	247	1,677
Net cash used in financing activities	(17,032)	(29,396)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,248)	6,742
CASH AND CASH EQUIVALENTS—Beginning of year	15,996	9,254
CASH AND CASH EQUIVALENTS—End of year	$14,748	$15,996

SUPPLEMENTAL DISCLOSURES:
Interest paid	$277	$140
Franchise taxes paid	601	747
Non cash business acquisition	336	2,740
Non cash contribution in exchange for extinguishment of due to related parties	2,100	—
Non cash satisfaction of notes receivable from related parties	1,097	—
Accrued but unpaid distributions	794	1,002

The accompanying notes are an integral part of these consolidated financial statements.

7

VENETO HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(Dollars in thousands)

1. ORGANIZATION

From inception through March 16, 2017, Medoc Health Services and Affiliates (“Medoc”) represented the combination of Medoc Health Services, LLC (MHS) formed on October 24, 2014, Messorio Healthcare Services, LLC (Messorio) formed on April 27, 2015, Buccella Biomedical, LP (Buccella) formed on March 10, 2016, MD 20/20 Health Services, LP (MD 20/20) formed on September 3, 2015, and Molise Health Sciences, LLC (Molise) formed on January 23, 2017. MHS and Buccella hold investments in and manage managed services organizations (each an “MSO”). Messorio owns and operates ancillary health care service providers, primarily pharmacies and laboratories in Texas, Oklahoma and Arizona. MD 20/20 provides management, administrative, and marketing services with respect to physicians that are not affiliated with a MHS MSO. Molise owns and operates a diagnostic laboratory in Arizona.

On March 16, 2017 the membership interests of MHS, Messorio, Buccella, MD 20/20, and Molise were contributed by their members to Veneto Holdings, LLC (“Veneto” or the “Company”), which was formed on December 10, 2015. As of March 16, 2017, Veneto Holdings, LLC represents the consolidation of each of the aforementioned entities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements and accompanying notes have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”).

Business—Veneto is a Master managed services organization engaged in the business of providing, directly or through affiliates, certain management, administrative, and marketing services to a network of ancillary health care service providers including specialty pharmacies, diagnostic laboratories, diagnostic imaging centers, and biologic companies. Through this network, Veneto is able to provide physicians with a portfolio of services designed to improve patient care, practice productivity, and clinical efficiency. The Company began operations in 2015 when the first Veneto-managed MSO was formed. Veneto, through its wholly owned subsidiary MHS, entered into contractual relationships with ancillary service providers, where Medoc performed certain management, administrative and marketing services on behalf of the ancillary service provider (each a “VSA”) in exchange for service fees. From inception to March 2016, Medoc had VSAs with specialty pharmacies, laboratories, diagnostic imaging providers, and biologic companies, with the vast majority of revenue coming from the VSAs with specialty pharmacies. In November 2015, the Company transitioned from contractual relationships with non-owned or “contracted” pharmacies and laboratories to owned pharmacies and laboratories. Each MSO contracts directly with Medoc to provide a portion of the services that Medoc has agreed to provide to each ancillary service vendor under a VSA. Each MSO is then entitled to a portion of the revenues collected by Medoc for the portion of services that the MSO performs. Assuming that the MSO has available cash (as defined), each MSO makes a monthly distribution of profits to each MSO member based on the member’s ownership percentage.

8

Principles of Consolidation—The consolidated financial statements include the accounts of Veneto, MHS, Messorio, Buccella, MD 20/20, Molise, and each of their subsidiaries. All material balances and transactions between these entities have been eliminated in consolidation. The Company continually evaluates its investments to determine if they represent variable interests in a Variable Interest Entity (VIE). If the Company determines that it has a variable interest in a VIE, the Company then evaluates if it is the primary beneficiary of the VIE based on whether the Company has both the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb benefits from or losses of the VIE that could potentially be significant to the VIE. The Company consolidates a VIE if it is considered to be the primary beneficiary. While the individual MSOs have more diverse ownership, the outside (non-common) ownership does not have the ability to direct the activities of the entity. The outside ownership does not have the ability to determine the timing or amount of distributions. As a result, these VIEs are consolidated and the non-controlling interest presented represents the physician ownership. The Company consolidates entities in which it or its wholly owned subsidiary is the general partner or managing member and the limited partners or members, respectively, do not have substantive participating rights to overcome the Company’s control. These entities’ intercompany transactions and balances have been eliminated through consolidation.

Revenue Recognition—Revenue is recognized when: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller’s price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue from the provision of pharmacy services is recognized when the prescription is dispensed (picked up by the patient or shipped to the patient using common carrier). At the time of dispensing each pharmacy has a contract with the insurance payor (item (i)); the insurance payor has accepted the claim for reimbursement from the pharmacy and informed the pharmacy how much will be paid for the prescription (item (iii)); the insurance payor is now legally obligated to make payment on the accepted claim within a given period proscribed by statute (item (iv)); and, the prescription has been taken from the pharmacy inventory, placed into an individually labeled container specific to the patient, and the patient is able to take possession of the prescription (item (ii)). Shipment to or pick up by the patient is the first time that all criteria for revenue recognition have been met.

Revenue from the provision of laboratory services is recognized upon the completion of accessions (the requested laboratory test has been performed and the report has been issued to the requesting physician). After the test has been performed and reported, the insurance company and/or patient has an obligation to pay for medically necessary laboratory tests (items (i) and (ii)). Unlike the pharmacy services model, laboratory services are provided prior to insurance company approval; as a result, the seller’s price to buyer is not known until payment is provided (items (iii) and (iv). Based on historical collections, the Company estimates the expected revenues associated with similar tests and recognizes the revenue when testing results have been provided.

Provisions for estimated sales returns and uncollectible accounts are recorded in the period in which the related sales are recognized based on historical and anticipated rates.

9

The Company determines whether it is the principal or agent for its retail pharmacy contract services on a contract by contract basis. In the majority of its contracts, the Company has determined it is the principal due to it: (i) being the primary obligor in the arrangement, (ii) having latitude in changing the product or performing part of the service, (iii) having discretion in supplier selection, (iv) having involvement in the determination of product or service specifications, and (v) having credit risk. The Company’s obligations under its client contracts for which revenues are reported using the gross method are separate and distinct from its obligations to the third party pharmacies included in its retail pharmacy network contracts. Pursuant to these contracts, the Company is contractually required to pay the third party pharmacies in its retail pharmacy network for products sold, regardless of whether the Company is paid by its clients. The Company’s responsibilities under its client contracts typically include validating eligibility and coverage levels, communicating the prescription price and the co-payments due to the third party retail pharmacy, identifying possible adverse drug interactions for the pharmacist to address with the prescriber prior to dispensing, suggesting generic alternatives where clinically appropriate, and approving the prescription for dispensing. Although the Company does not have credit risk with respect to Retail Co-Payments or inventory risk related to retail network claims, management believes that all of the other applicable indicators of gross revenue reporting are present. For contracts under which the Company acts as an agent, revenue is recognized using the net method.

Cost of Goods Sold—Costs and directly related expenses to sell the Company’s products and services are recorded as cost of goods sold when the related revenue is recognized. The Company records shipping and handling costs related to delivery of products to customers within cost of goods sold.

Income Taxes—The Company is not generally a taxable entity for income tax purposes, with the exception of Texas franchise tax. Other income taxes are generally borne by individual members. Net income for financial statement purposes may differ significantly from taxable income of members as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable income allocation requirements under the various membership agreements. The aggregated difference in the basis of our net assets for financial and tax reporting purposes cannot be readily determined because information regarding each member’s tax attributes in us is not available to us. The years 2015 through 2017 remain subject to examination by the Internal Revenue Service or other taxing authorities.

Cash and Cash Equivalents—The Company maintains bank accounts in the United States of America, which, at times, may exceed federally insured limits. All of the amounts reported as cash on the Company’s consolidated balance sheets represent cash on deposit, which is available on demand to the Company.

Restricted Cash—Restricted cash is stated at cost. The Company had cash held in a specified cash collateral account which was required upon entrance into the lease of its corporate offices.

Accounts Receivable—Accounts receivable are stated net of allowances for doubtful accounts and estimated returns. Allowances for doubtful accounts are recognized for estimated losses resulting from customers’ inability to meet payment obligations. Management specifically analyzes account receivables and historical bad debt; customer concentrations; customer creditworthiness; past due balances; current economic trends; and changes in customer payment terms when determining allowances for doubtful accounts. Allowances for estimated returns are recognized for sales that have occurred but

10

which are expected to result in returned products from patients based upon their determination that they no longer need the medication. Additional allowances may be required in future periods if financial positions of customers deteriorate, reducing their ability to meet payment obligations. Based on these estimates and assumptions, allowances for doubtful accounts and estimated returns were $70 and $1,589 at December 31, 2017 and 2016, respectively.

Inventories—Inventories, which consist of finished goods, are stated at the lower of cost, determined principally under the first-in, first-out method, or net realizable value. Inventories include the cost of pharmaceuticals, reagents, and consumables. Obsolete or excess inventories are reflected at their estimated realizable values. Net realizable value is the estimated sales revenue for a normal period of activity less expected selling costs. Allowances for excess and obsolete inventory are recognized for excess amounts, obsolescence and declines in net realizable value below cost. Estimation and judgment are required in determining the value of the allowance for excess and obsolete inventory at each statement of financial position date. Management specifically analyzes estimates of future demand for products when determining allowances for excess and obsolete inventory. Changes in these estimates could result in revisions to the valuation of inventory in future periods. Based on these estimates and assumptions, the Company had an allowance for excess and obsolete inventory of $95 and $220 at December 31, 2017 and 2016, respectively.

Property and Equipment—Property, equipment and improvements to leased premises are depreciated using the straight-line method over the estimated useful lives of the assets, or when applicable, the term of the lease, whichever is shorter. Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which are generally as follows:

Leasehold improvements	The shorter of the expected useful life of the improvement or the lease term

Computers and technological assets	3-5 years
Machinery and equipment	5 years
Furniture and fixtures	7 years

Assets acquired through finance lease arrangements or long-term rental arrangements that transfer substantially all the risks and rewards associated with ownership of the asset to the Company (as lessee) are capitalized.

Depreciation is accounted for in the Consolidated Statement of Income under Cost of Goods Sold and Selling, General and Administrative Expense, depending on the use of the underlying assets. Depreciation expense recorded for the years ended December 31, 2017 and 2016, was approximately $588 and $324, respectively.

In addition, gains (losses) from disposals of property and equipment are accounted for in the corresponding cost line items in the Consolidated Statement of Income depending on where in the Consolidated Statement of Income the underlying asset would normally be expensed (i.e., Cost of Goods Sold or Selling, General and Administrative Expenses). Losses from disposals of assets recorded for the years ended December 31, 2017 and 2016, were $126 and $37, respectively.

11

Goodwill and Intangible Assets—Intangible assets consist of goodwill and licenses associated with business acquisitions as well as purchased software used in the business. The Company has elected to use the Private Company Council guidance as issued in Accounting Standards Update (ASU) No. 2014-02, Intangibles—Goodwill and Other and amortizes goodwill associated with business acquisitions, as well as licenses, straight-line over a three-year period. Software used in the business is amortized on a straight-line basis over three years. Additions to intangible assets are recorded at cost.

Goodwill is tested for impairment if an event occurs or circumstances change that indicate that the fair value of the entity may be below its carrying amount. The Company evaluates goodwill at the entity level. Messorio and Molise are the only entities with goodwill. Upon the occurrence of a triggering event, the Company assesses qualitative factors to determine whether it is more likely than not that the fair value of the entity is less than its carrying amount, including goodwill. A goodwill impairment loss is recognized if the carrying amount of the entity exceeds its fair value. A goodwill impairment loss, if any, is measured as the amount by which the carrying amount of an entity including goodwill exceeds its fair value. No impairment losses associated with goodwill have been recorded.

Amortization expense for the years ended December 31, 2017 and 2016, was approximately $6,017 and $5,256, respectively. Amortization of intangible assets has been reflected in amortization within Selling, General, and Administrative Expense in the consolidated statements of income. Expected future amortization of goodwill and intangible assets is $5,323, $883, and $103 for the years ending December 31, 2018, 2019, and 2020, respectively.

Impairment of Long-Lived Assets—The carrying value of property and equipment is assessed for recoverability by management whenever events or change in circumstances indicate an impairment may exist based on analysis of future undiscounted expected cash flows from the asset or asset group. Impairment losses are accounted for in the Consolidated Statement of Income under Impairment of Long-lived Assets. No significant impairment losses associated with property and equipment were recorded for the years ended December 31, 2017 and 2016.

Notes Receivable from Related Parties—Notes receivable from related parties are stated at historical cost, net of any related amortization and/or impairment, and consist of amounts which are of continuing benefit to the Company.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenues and expenses in the reporting period. Actual amounts could differ from those estimates. Fair Value Hierarchy—The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

12

•	Level 1—Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
•	Level 2—Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.
•	Level 3—Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions about risk.

 Fair Value of Financial Instruments—As of December 31, 2017 and 2016, the Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable, due to related parties, notes receivable from related parties, accounts payable, notes payable, equipment lease financing liability, and contingent consideration liability. Due to the nature of these instruments, the Company’s carrying value approximates fair value. There were no outstanding derivative financial instruments as of December 31, 2017 and 2016.

Contingent Consideration—The Company from time to time includes in its acquisition purchase agreements, a provision that the seller is entitled to a portion of future net profits from the entity over a specified period of time. The Company considers the net profit agreement to be contingent consideration at the purchase date and records a liability for the fair value of the amount expected to be paid under the net profits agreement. Contingent consideration is considered a Level 3 financial instrument.

3. BUSINESS COMBINATIONS

2016 Acquisitions—On February 1, 2016, the Company acquired the limited liability company interests of Doctors Specialty Pharmacy, LLC (DSP) for a total purchase price of $115 in cash. As a result of the seller accepting consideration that was less than the fair value of the net assets acquired, primarily attributable to the value of the seller’s recorded accounts receivable, this acquisition resulted in a bargain purchase gain of $870 which is included in Other Gain in the accompanying Consolidated Statement of Income for the year ended December 31, 2016. The purchase of DSP allowed for increased market share in the Dallas-Fort Worth area.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration - cash, net of cash acquired	$(407)
Allocated fair value of acquired assets and assumed liabilities:
Accounts receivable	$7 68
Prepaids and other current assets	4
Property and equipment	90
Accounts payable and other current liabilities	(399)
Total indentifiable net assets	463
Bargain purchase gain	(870)
Total net assets acquired	$(407)

13

On March 18, 2016, the Company acquired the limited liability company interests of Eco Pharmacy of South Austin, LLC (“Eco”) for a total of $1,326 which represented $59 in cash and a net revenues interest equal to five percent of Eco’s net revenues for a period of three years, valued at $1,267. The purchase of Eco expanded the footprint of the Company into Austin, Texas.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration:
Cash, net of cash acquired	$59
Contingent consideration	1,267
$1,326
Allocated fair value of acquired assets and assumed liabilities:
Accounts receivable	$141
Inventory	36
Property and equipment	17 1
Licenses	50
Accounts payable and other current liabilities	(26)
Total identifiable net assets	372
Goodwill	954
Total net assets acquired	$1,326

The goodwill recognized represents the value of synergies expected to be realized when the pharmacy is integrated into the Company’s systems and MSO network.

On July 29, 2016, the Company acquired twenty-nine percent of the limited liability company interests of Canaan Capital Management, LLC d/b/a Baywood Pharmacy (“Baywood”) for a total of $734 representing $110 in cash and contingent consideration equal to the greater of $25 and seven percent of the management fee charged by the Company, annually, for a period of three years, valued at $624. While less than fifty percent of the LLC interests were purchased, the Company had control and received all of the net profits of the entity through a management agreement; therefore Baywood was consolidated. The purchase of Baywood expanded the footprint of the Company into Arizona.

14

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration:
Cash	$110
Contingent consideration	624
$734
Allocated fair value of acquired assets and assumed liabilities:
Accounts receivable	$8
Inventory	13
Property and equipment	37
Licenses	25
Total identifiable net assets	83
Goodwill	651
Total net assets acquired	$734

The goodwill recognized represents the value of synergies expected to be realized when the pharmacy is integrated into the Company’s systems and MSO network.

Additionally, during the year ended December 31, 2016 the Company acquired several pharmacies that were individually immaterial. The purchase price and net assets acquired have been aggregated and presented below:

Consideration:
Cash	$474
Contingent consideration	849
$1,323
Allocated fair value of acquired assets and assumed liabilities:
Accounts receivable	$373
Inventory	69
Prepaid and other current assets	5
Property and equipment	26
Licenses	157
Accounts payable and other current liabilities	(6)
Total identifiable net assets	624
Goodwill	69 9
Total net assets acquired	$1,323

15

The goodwill recognized represents the value of synergies expected to be realized when the pharmacy is integrated into the Company’s systems and MSO network.

2017 Acquisitions— On February 1, 2017, the Company acquired the limited liability company interests of Pure Pharmacy, LLC (“Pure”) for a total of $133 which represented a net profit interest equal to eight percent of Pure’s net profits for a period of three years. The purchase of Pure expanded the footprint of the Company in Austin, Texas.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—contingent consideration	$133
Allocated fair value of acquired asset—licenses	37
Goodwill	96
Total net assets acquired	$133

The goodwill recognized represents the value of synergies expected to be realized when the pharmacy is integrated into the Company’s systems and MSO network.

On February 21, 2017, the Company acquired 100% of the capital stock of High Desert Diagnostic Laboratory, Inc. (HDDL) for a total purchase price of $1,300 representing $1,300 in cash. The purchase of HDDL expanded the ancillary service offerings able to be provided directly by the Company.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—cash, net of cash acquired$ 1,270

Allocated fair value of acquired assets and assumed liabilities:

Consideration - cash, net of cash acquired	$1,270
Allocated fair value of acquired assets and assumed liabilities:
Accounts receivable	$197
Prepaids and other current assets	14
Property and equipment	22
Licenses	29
Accounts payable	(91)
Total identifiable net assets	171
Goodwill	1 ,099
Total net assets acquired	$1,270

The goodwill recognized represents the value of synergies expected to be realized when the laboratory is integrated into the Company’s systems and MSO network.

16

On June 1, 2017, the Company acquired the outstanding seventy-one percent of the limited liability company interests of Baywood for a total of $10 in cash. As the purchase of the original twenty-nine percent resulted in the consolidation of the entity, the additional purchase price of $10 resulted in an increase in goodwill and equity of the entity.

On June 23, 2017, the Company acquired the limited liability company interests of Serene Pharmacy, LLC (“Serene”) for a total of $203 which represented a net profit interest equal to eight percent of Serene’s net profits for a period of three years. The purchase of Serene expanded the footprint of the Company in Austin, Texas.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration—contingent consideration	$203
Allocated fair value of acquired asset—licenses	37
Goodwill	166
Total net assets acquired	$203

The goodwill recognized represents the value of synergies expected to be realized when the pharmacy is integrated into the Company’s systems and MSO network.

On June 30, 2017, the Company acquired 100% of the capital stock of Pro Pharmacy Health, Inc. (“Pro”) for a total of $265 of cash. The purchase of Pro expanded the footprint of the Company into Sugar Land, Texas.

At the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities was as follows:

Consideration — cash, net of cash acquired	$258
Allocated fair value of acquired assets and assumed liabilities:
Accounts receivable	$137
Inventory	19
Licenses	41
Total identifiable net assets	197
Goodwill	61
Total net assets acquired	$258

The goodwill recognized represents the value of synergies expected to be realized when the pharmacy is integrated into the Company’s systems and MSO network.

17

4. PREPAID EXPENSES AND OTHER

	2017	2016
Other receivables - 3rd parties	$267	$4
Liability and property insurance	130	139
Legal retainer	1,242	—
Employee benefits	33	22
Software support service agreement	19	15
Rent	127	67
Inventory deposits	—	19
Inventory rebate receivable	3,055	—
Other	128	108
Prepaid Expenses and Other	$5,001	$374

5. PROPERTY AND EQUIPMENT

The Company maintained the following property and equipment balances at December 31, 2017 and 2016:

	2017	2016
Leasehold improvements	$2,248	$2,036
Computers and technological assets	550	359
Machinery and equipment	863	291
Furniture and fixtures	166	177
Property and equipment—gross	3, 827	2,863
Less accumulated depreciation	(820)	(331)
Property and equipment—net	$3,007	$2,532

18

6. GOODWILL

The following table provides information on changes in the carrying amount of goodwill, which is included in the accompanying consolidated balance sheets as of December 31, 2017 and 2016:

	2017	2016
As of January 1,	$16,556	$14,252
Goodwill added during the year	1,432	2 ,304
As of December 31,	17,988	16,556
Accumulated amortization	(11,909)	(6,004)
Goodwill, net	$6,079	$10,552

7. ACCRUED EXPENSES

The Company maintained the following accrued expenses at December 31, 2017 and 2016:

	2017	2016
Franchise taxes	$373	$694
Payroll and related liabilities	592	545
Noncontrolling interests distributions	794	1 ,003
MSO manager fees	499	434
Pharmacy Benefit Manager (PBM) payables	119	93
Professional fees	411	172
Accrued inventory purchases	385	—
Other accrued expenses	303	37
Accrued expenses	$3,476	$2,978

8. NOTES PAYABLE

Revolving Credit Note

On April 21, 2017 the Company obtained a revolving credit note with a bank with a borrowing base of up to $7,000. During 2017 the Company borrowed $7,000 against the line, this balance was outstanding as of December 31, 2017. The Company incurred $63 in loan origination costs which have been included in notes payable on the Consolidated Balance Sheets. The borrowings against the line bear interest at a rate per annum equal LIBOR plus 3.25% which is paid monthly. Interest expense recorded during the year ended December 31, 2017 was $184. The borrowing base is reviewed monthly and the outstanding balance is adjusted, if necessary, to ensure that the outstanding borrowings do not exceed the borrowing base. Under the terms of the revolving credit note, the Company is required to maintain a specified fixed charge coverage ratio, as that term is defined. This note is collateralized by all the assets of the Company. The outstanding balance of the revolving credit note is due upon the note’s maturity date of April 21, 2019.

19

Term Note

On April 21, 2017, the Company obtained a term note with a bank for a principle amount up to $3,000. During 2017 the Company borrowed $1,560 against the term note, this balance was outstanding as of December 31, 2017. The Company incurred $14 in loan origination costs which have been included in notes payable on the Consolidated Balance Sheets. The borrowings against the term note bear interest at a rate per annum equal LIBOR plus 3.25% which is paid monthly. Interest expense recorded during the year ended December 31, 2017 was $39. Under the terms of the term note, the Company is required to maintain a specified fixed charge coverage ratio, as that term is defined. This note is collateralized by all the assets of the Company. The outstanding balance of the revolving credit note is due upon the note’s maturity date of April 21, 2019.

9. CONTINGENT CONSIDERATION

	Level 3
	Contingent Consideration
	2017	2016
As of January 1,	$1,888	$—
Contingent consideration added during the year	336	2,740
Payments of contingent consideration	(624)	(272)
Valuation adjustment - included in earnings	(872)	(580)
As of December 31,	$728	$1,888

The fair value of contingent consideration was determined by Level 3 inputs, which are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. In the valuation of contingent consideration as of the reporting date, the Level 3 inputs used are expected sales volumes, forecasted selling prices and associated direct costs for goods and services, and expectations of future operating costs.

10. RELATED PARTIES

During the year ended December 31, 2015, the Company entered into a consulting agreement with entities that had common ownership with Messorio. Specifically, the entities agreed to serve as insurance consultants to handle the tornado-related losses associated with Total RX. The entities received compensation for these consulting services, included in Other Expense in the accompanying consolidated statements of income, amounting to $0 and $15,373 for the years ended December 31, 2017 and 2016, respectively. As of December 31, 2016, $3,299 was payable to these related party entities, $3,255 in the form of a note payable bearing interest at .5% per annum and $44 in accrued interest, for these consulting services and is included in Due to Related Parties in the long term liabilities portion of the accompanying consolidated balance sheet. This balance was relieved during 2017 as a result of the related party being merged into the Company.

20

During 2016, TotalRX loaned an entity that had common ownership with Messorio money for various expenses and entered into a note receivable arrangement. The amount outstanding under the note receivable as of December 31, 2016 was $1,324, bearing interest at the rate of 10% per annum, with accrued interest of $110 and is included in Note Receivable From Related Party in the accompanying consolidated balance sheet. This balance was relieved during 2017 as a result of the related party being merged into the Company.

During 2017, a related party paid a vendor of the Company $462 on the Company’s behalf. This related party owed a total of $499 to the Company as a result of the Company’s merger with a separate related party during 2017. As of December 31, 2017, both of these balances were outstanding.

In January 2017 the Company received a loan in the amount of $4,108 from its partners. This balance, plus accrued interest of $77, was repaid in April 2017.

11. LEASE COMMITMENTS

The Company leases certain of its facilities and equipment under noncancelable lease agreements. These lease agreements have been accounted for as operating leases.

Future minimum lease payments under all noncancelable operating leases in effect at December 31, 2017, are as follows:

2018	$1,158
2019	1,115
2020	9 43
2021	8 53
2022	3 37
Thereafter	1 78
Total minimum lease payments	$4,584

Rental expense under all operating leases for the years ended December 31, 2017 and 2016, was $1,129 and $584, respectively.

12. MEMBERS’ EQUITY AND PARTNERS’ CAPITAL

Veneto—Veneto Holdings, LLC is a manager-managed limited liability company organized under the laws of the State of Texas. Veneto has 100 total authorized Units of

Membership, all of the same class. All 100 Units are outstanding. Veneto distributed $6,108 and $0 to the Class A members of its subsidiaries in the years ended December 31, 2017 and 2016, respectively.

21

MHS—Medoc Health Services, LLC is a manager-managed limited liability company organized under the laws of the State of Texas. MHS has 100 total authorized Units of Membership, all of the same class. All 100 Units are outstanding. MHS subsidiaries distributed $7,695 and $14,716 to the Class A members of its subsidiaries in the years ended December 31, 2017 and 2016, respectively. MHS distributed $3,800 and $9,688 to its members during the years ended December 31, 2017 and 2016, respectively.

MHS Subsidiaries—MHS controls a number of subsidiaries that are all manager-managed limited liability companies organized under either the laws of the State of Texas or Delaware. Prior to April 1, 2016, each MSO entity was established with a maximum of 100 Units of Membership broken up into 40 Class A units and 60 Class B units. After April 1, 2016, each subsidiary has a total of 100 authorized units divided between 99 Class A Units and One Class B Units. The actual number of Class A Units issued by each subsidiary of MHS can vary as qualified investors successfully complete the investment subscription process. Any un-issued Class A units will be converted into Class B units until sold in the future. During that time, MHS will receive the profits from those units. MHS owns all Class B Units. The Class B Units have the authority to select the manager of the subsidiary.

Messorio—Messorio is a manager-managed limited liability company organized under the laws of the State of Texas. Messorio has 100 total authorized Units of Membership, all of the same class. All 100 Units are outstanding. All Messorio subsidiaries are wholly owned. Messorio distributed $6,200 and $4,137 to its members during the years ended December 31, 2017 and 2016, respectively.

MD 20/20—MD 20/20 is a limited partnership organized under the laws of the State of Texas. The limited partnership issues Interests to each partner, expressed as a percentage of the total interests issued. There is no limitation on the number of Interests that can be issued by the partnership. The limited partnership has two classes of partners, General Partners and Limited Partners. The General Partner owns 1% of the interests and the Limited Partners own 99% of the interests.

Buccella—Buccella is a limited partnership organized under the laws of the State of Texas. The limited partnership issues Interests to each partner, expressed as a percentage of the total interests issued. There is no limitation on the number of Interests that can be issued by the partnership. The limited partnership has two classes of partners, General Partners and Limited Partners. The General Partner owns 1% of the interests and the Limited Partners own 99% of the interests. Buccella and its subsidiaries distributed $0 and $1,036 to its General Partner and Limited Partner, respectively during the year ended

December 31, 2017. Buccella and its subsidiaries distributed $519 and $375 to its General Partner and Limited Partner, respectively during the year ended December 31, 2016, respectively.

Buccella Subsidiaries—Buccella controls a number of subsidiaries that are all manager-managed limited liability companies organized under either the laws of the State of Texas or Delaware. Each subsidiary has a total of 100 authorized units divided between Class A and Class B Units. The Class B Units have the authority to select the manager of the subsidiary. Buccella owns all Class B Units.

22

13. COMMITMENTS AND CONTINGENCIES

On May 2, 2017, the Company learned that it is the subject of a federal grand jury investigation into allegations concerning (i) compounding pharmacy practices and payments made to physician investors with federal health care laws and regulations, and (ii) a business interruption insurance claim made following the destruction of a pharmacy in December of 2015. On May 9, 2018, the government executed a search warrant on the Company’s offices located at 3030 LBJ Freeway, Dallas, Texas, 75234. Subsequent to the execution of the search warrant, the government served grand jury subpoenas on several of the Company’s pharmacies. The Company has assured the government that it will cooperate with the government’s investigation, that it has been preserving, and will continue to preserve, a wide range of documents and electronic evidence, and that it looks forward to discussing the government’s concerns. As this matter is in its early stages, the Company does not have the ability to determine whether a loss associated with this matter is probable, nor would a loss be estimable. As such, no liability has been accrued as of December 31, 2017.

The Company is involved in various pending and threatened actions as well as regulatory investigations arising from its normal business operations. After consultations with legal counsel, since these actions are in the early stages, management cannot estimate the impact that these matters will have on the Company’s consolidated financial position or results of operations.

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 28, 2018, which is the date the consolidated financial statements were available for issuance, and concluded that there were no events or transactions that needed to be disclosed other than 1) the execution of a search warrant on the Company’s offices as described in Note 13 and 2) the Company provided $1,500 under the terms of a convertible promissory note to a related party entity.

******

23

VENETO HOLDINGS, LLC

CONSOLIDATING BALANCE SHEET - UNAUDITED

AS OF DECEMBER 31, 2017

Dollars in thousands

	Messorio	Molise	Medoc	MD 2020	Buccella	Elim	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,021	$468	$2,140	$489	$630	$—	$14,748
Restricted cash	—	—	350	—		—	350
Accounts receivable, net	7,444	214	—	—	338	—	7,996
Inventory, net	1,493	68	—	—		—	1,561
Intercompany receivables	35,096	1,134	9,428	1,371		(47,029)	—
Prepaid expenses and other	4,339	47	615	—		—	5,001
Total current assets	59,393	1,931	12,533	1,860	968	(47,029)	29,656

LONG-TERM ASSETS:
Property and equipment, net	1,648	626	733	—	—	—	3,007
Goodwill, net	5,295	784	—	—	—	—	6,079
Notes receivable from related parties	369		—	130	—	—	499
Other assets, net	354	312	122	—	—	—	788
Total long-term assets	7,666	1,722	855	130	—	—	10,373
TOTAL ASSETS	67,059	3,653	13,388	1,990	968	(47,029)	40,029

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,316	$133	$187	$—	$—	$—	$4,636
Accrued expenses	1,804	192	945	425	110	—	3,476
Intercompany payables	41,440	2,651	4,499	(664)	(897)	(47,029)	—
Other current liabilities	8	(1)	11	—	—	—	18
Total current liabilities	47,568	2,975	5,642	(239)	(787)	(47,029)	8,130

LONG-TERM LIABILITIES:
Notes payable	8,512	—	—	—	—	—	8,512
Due to related parties	462	—	—	—	—	—	462
Equipment lease financing	19	—	24	—	—	—	43
Contingent consideration	728	—	—	—	—	—	728
Deferred rent	395	11	643	—	—	—	1,049
Total long-term liabilities	10,116	11	667	—	—	—	10,794
NONCONTROLLING INTERESTS	—	—	501	—	208	—	709
MEMBERS’ EQUITY	9,375	667	6,578	2,229	1,547	—	20,396
TOTAL LIABILITIES AND EQUITY	$67,059	$3,653	$13,388	$1,990	$968	$(47,029)	$40,029

24

VENETO HOLDINGS, LLC

CONSOLIDATING STATEMENT OF INCOME - UNAUDITED

AS OF DECEMBER 31, 2017

Dollars in thousands

	Messorio	Molise	Medoc	MD 2020	Buccella	Elim	Consolidated
REVENUE, NET	$107,004	$1,630	$25,349	$7,474	$1,867	$(36,431)	$106,893
COST OF GOODS SOLD	58,470	874	16	—	—	—	59,360
GROSS PROFIT	48,534	756	25,333	7,474	1,867	(36,431)	47,533
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	52,360	1,390	13,263	6,022	226	(36,431)	36,830
OPERATING INCOME	(3,826)	(634)	12,070	1,452	1,641	—	10,703
INTEREST EXPENSE (INCOME), NET	301	—	3	—	—	—	304
OTHER (GAIN) LOSS	126	16	—	—	—	—	142
OTHER EXPENSE (INCOME), NET	(1,509)	(1)	(2)	—	—	—	(1,512)
NET INCOME	(2,744)	(649)	12,069	1,452	1,641	—	11,769
LESS NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	7,623	—	756	—	8,379
NET INCOME ATTRIBUTABLE TO VENETO HOLDINGS, LLC	$(2,744)	$(649)	$4,446	$1,452	$885	$—	$3,390

25